Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated March 3, 2008, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries and to the use of our report dated March 31, 2008, with respect to the financial statements of Variable Annuity Account XIV - SecureDesigns(R) Variable Annuity, Variable Annuity Account XIV - Security Benefit Advisor Variable Annuity, Variable Annuity Account XIV - Valuebuilder Variable Annuity, and Variable Annuity Account XIV - AdvanceDesignsSM Variable Annuity, included in Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-41180) of Variable Annuity Account XIV and the related Statements of Additional Information accompanying the Prospectus for the SecureDesigns(R) Variable Annuity, Security Benefit Advisor Variable Annuity, NEA Valuebuilder Variable Annuity, AEA Valuebuilder Variable Annuity, and AdvanceDesignsSM Variable Annuity.



Kansas City, Missouri
April 25, 2008